UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 DEEAS RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0493446
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

6348, 49th Avenue, Ladner, British Columbia	V4K 5A1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-139273)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-139273 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
3.2	Bylaws (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
4.1	Form of Share Certificate (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
6.1	Form of Subscription Agreements with Jeffrey Sharpe (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)

6.2	Form of Subscription Agreement with the following investors (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006):

Tom Almas

Brad Newman-Bennett

Pam Berekoff

Leanne Braun

Douglas Dutkewich

Mike Devine

Jim Donaldson

Jim Eade

Rosie Gabrielle

Pat Gillis

Julie Griffith

Bob Hardy

Nancy Hardy

Chris Hyland

Randy Kojima

Trevor Kojima

Charlene Loughlin

Chris Mahoney

Zach Mansour

Trevor Meier

Jim Mills

Jason Pamer

Bob Patterson

Jeff Pereira

Jamie Reiter

Paddy Sharpe

Chris Shorman

Doug Shorman

Kim Sorenson

Manjit Sumon

Glen Tait

Phil Tapley

Kelly Uniewski

Kelly Vance

Karla Webster

Don Wolsey

Janis Wolsey

Jay Wubs

Matt Wubs

10.1	Written Description of the Oral Lease Agreement (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
11.1	Consent of Amisano Hanson, Chartered Accountants (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)
12.1	Lending Agreement with Jeffrey Sharpe (incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on December 12, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEEAS RESOURCES INC.

Date: January 29, 2008

/s/Jeffrey Sharpe

Jeffrey Sharpe

President, Secretary, Treasurer and Director

CW1629774.1